Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of County Bancorp, Inc. on Pre-Effective Amendment No. 1 to Form S-1 of our report dated November 7, 2014 on the consolidated financial statements of County Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Milwaukee, Wisconsin

December 19, 2014